SCHEDULE 14A INFORAMTION

      PROXY PURSUANT TO SECTION 14 (a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934

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Check the appropriate box:

[_] Preliminary Proxy Statement [_] Confidential, for Use of the
Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                       UNITED MORTGAGE TRUST
          (Name of Registrant as Specified in Its Charter)

   ___________________________________________________________________
   (Name of person(s) Filing Proxy Statement, if other than Registrant)

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[X] No fee required
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0-11.

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fee was paid preciously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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


                            UNITED MORTGAGE TRUST
                       5740 Prospect Avenue, Suite 1000
                               Dallas TX 75206
                               (214) 237-9305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     To the Shareholders of United Mortgage Trust:

     You are cordially invited to attend the Annual Meeting of Shareholders of United Mortgage Trust, a Maryland real estate investment trust, to be held on June 15, 2002, at 10:00 a.m., CDT, at 5740 Prospect Avenue, Suite 1000, Dallas Texas 75206, for the following purposes:

1. The election of five Trustees to serve until our Annual Meeting of Shareholders to be held in 2003 or until such Trustees' successors are elected and qualified;

2. Ratification of the selection of Jackson & Rhodes, P.C. as our independent public accountants for the fiscal year ending December 31, 2002; and

3. To transact such other business as may properly come before the annual meeting or at any adjournments thereof.

     A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. Only holders of record of our shares of beneficial interest (the "Shares") at the close of business on April 30, 2002 are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. A list of all shareholders as of April 30, 2002 will be open for inspection at the Annual Meeting.

     Our Board of Trustees desire to have a maximum representation of shareholders at the Annual Meeting. We may incur substantial additional proxy solicitation costs if a sufficient number of proxies are not returned in advance of the Annual Meeting. In order that your Shares may be represented at the Annual Meeting, the Trustees respectfully request that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A shareholder may revoke a proxy by notice in writing to our President at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

By Order of our Board of Trustees

Christine Griffin, Chairman
Dallas, Texas
May 15, 2002





   YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR
                         PROXY IN THE ENCLOSED ENVELOPE
                        OR FAX IT TO US AT (214) 237-9304.



                               UNITED MORTGAGE TRUST
                         5740 Prospect Avenue, Suite 1000
                                 Dallas TX 75206
                                 (214) 237-9305



                                 PROXY STATEMENT
               ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 15, 2002

To Our Shareholders:

     This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Trustees for use at our Annual Meeting of Shareholders (the "Annual Meeting") to be held on the 15th day of June 2002 at 10:00 a.m., Central Daylight Time, at 5740 Prospect Avenue, Suite 1000, Dallas TX 75206, and any adjournments thereof.
This Proxy Statement, the accompanying proxy ballot card and the Notice of Annual Meeting are being provided to shareholders of record as of April 30, 2002.

GENERAL INFORMATION

Solicitation Of Proxies

     The enclosed proxy is solicited by our Board of Trustees. The costs of this solicitation, which represents the amounts normally expended for solicitations relating to an uncontested election of directors, will be borne us. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone, facsimile transmission and telegram on our behalf by our Trustees and officers. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. We do not expect to engage an outside firm to solicit votes.

Voting Rights

     Holders of our shares of beneficial interest (the "Shares") at the close of business on April 30, 2002 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date 3,669,941 Shares were outstanding. Each Share outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting.

Quorum And Vote Required

     The presence, in person or by proxy, of shareholders representing 50% or more of the issued and outstanding Shares entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. If a quorum is present, (i) a plurality of the votes cast at the Meeting is required for election as a Trustee, and (ii) the affirmative vote of the majority of the Shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for all other matters. Cumulative voting in the election of Trustees is not permitted.

Effect Of Abstention

     Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against all matters presented at the Annual Meeting other than the election of Trustees. An abstention with respect to the election of the Company's Trustees will not be counted either in favor of or against the election of the nominees.

Effect Of Broker Non-Vote

     Brokers holding shares for the account of their clients may vote such shares either in the manner directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that are voted by brokers on at least one but not all of the proposals are referred to as "broker non-votes". Broker non-votes will be included in determining the presence of a quorum. However, a broker non-vote is not treated as present and entitled to vote and will therefore have no outcome as the election of Trustees or the ratification of the selection of auditors.

Revocability Of Proxy

     The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to our Secretary that the proxy is revoked, by presenting a later-dated proxy executing the prior proxy, or by attending the Annual Meeting and voting in person.

Voting Of Proxies

     Shares represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as Trustees and FOR the ratification of the appointment of Jackson & Rhodes, P.C. as our auditors.

Security Ownership Of Principal Shareholders And Management

As of the Record Date, we had 3,721,583 Shares issued, 3,669,941 Shares outstanding, and 51,642 Shares in treasury from the repurchase of shares through our Share Repurchase Plan. The following table sets forth certain information regarding the beneficial ownership of the Shares as of the Record Date by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Shares, (ii) each of our Trustees and executive officers, and (iii) all of our Trustees and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws where applicable.

                                    NUMBER OF         PERCENT
NAME AND ADDRESS                    SHARES (1)        OF CLASS
----------------                    ----------         --------
Christine "Cricket" Griffin (2)      12,500(3)          0.34%
Richard D. O'Connor, Jr. (2)          5,000(3)          0.14%
Paul R. Guernsey (2)                 12,500(3)          0.34%
Douglas R. Evans (2)                 12,500(3)          0.34%
Michele A. Cadwell (2)                7,500(3)          0.20%

All Trustees and
Executive Officers as a
Group (5 persons)                   50,000(4)          1.36%

(1) For purposes of this table, Shares indicated as being owned beneficially include Shares not presently outstanding but which are subject to exercise within 60 days through options, warrants, rights or conversion privileges. For the purpose of computing the percentage of the outstanding Shares owned by a shareholder, Shares subject to such exercise are deemed to be outstanding securities of the class owned by that shareholder but are not deemed to be outstanding for the purpose of computing the percentage by any other person.

(2) A trustee and/or executive officer of the Company. The address of all trustees and executive officers of the Company is c/o the Company, 5740 Prospect, Suite 1000, Dallas TX 75206.

(3) Includes Shares issuable upon the exercise of stock options at an exercise price of $20.00 per Share.

(4) Includes the Shares described in footnote (3) above.


                      PROPOSAL 1 - ELECTION OF TRUSTEES

      Our Declaration of Trust provides for not less than three nor more than nine Trustees, a majority of whom must be Independent Trustees, except for a period of 60 days after the death, removal or resignation of an Independent Trustee. We currently have five Trustees, three of whom are Independent Trustees.

     A total of five Trustees are scheduled to be elected at the 2002 annual meeting to serve for a one-year term and until their successors are elected and duly qualified. The nominees for members of our Board of Trustees are set forth below. Unless authorization is withheld, the persons named as proxies will vote FOR the nominees for Trustees listed below unless otherwise specified by the shareholder. In the event any nominee is unable or declines to serve as a Trustee at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Trustees to fill the vacancy. In the event that additional persons are nominated for election as Trustees, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, our Board of Trustees is not aware of any nominee who is unable or will decline to serve as Trustee. All of the nominees listed below already are serving as our Trustees and constitute all of our current Trustees.

     The election to our Board of Trustees of each of the five nominees identified in this Proxy Statement will require a plurality of the votes cast, in person or by proxy, at the Annual Meeting. OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FIVE NOMINEES IDENTIFIED BELOW.

NOMINEES TO BOARD OF TRUSTEES

      The names and ages of the persons nominated for election as our Trustees and the year in which each became a Trustee are set forth below:

                              First became
                              a Trustee of
Name and Age                  the Company                Position
------------                  ------------               --------
Christine Griffin, 49            1996         Trustee, Chairman of the Board,
                                                President and Treasurer
Douglas R. Evans, 56             1996         Independent Trustee and Secretary
Richard D. O'Connor, Jr., 47     1996         Independent Trustee
Paul R. Guernsey, 51             1996         Independent Trustee
Michele A. Cadwell, 50           1997         Trustee

Business Experience Of Nominees

     The following is a summary of the business experience of the nominees for election as our Trustees.

     Christine "Cricket" Griffin has been our President and a Trustee since July 1996. From June 1995 until July 1996, Ms. Griffin served as Chief Financial Officer of SCMI, a Texas based mortgage-banking firm that is an Affiliate of our Advisor and that sells Mortgages and provides mortgage-servicing services to us. Her responsibilities at SCMI included day-to-day bookkeeping through financial statement preparation, mortgage warehouse lines administration, and investor communications and reporting. Additionally, Ms. Griffin was responsible for researching and implementing a note servicing system for SCMI and its subservicer. Before joining
SCMI, Ms. Griffin was Vice President of Woodbine Petroleum, Inc., a publicly traded oil and gas company for 10 years, during which time her responsibilities included regulatory reporting, shareholder relations, and audit supervision. Ms. Griffin is a 1978 graduate of George Mason University, Virginia with a Bachelor of Arts degree, summa cum laude, in Politics and Government.

     Richard D. O'Connor, Jr. is one of our Independent Trustees. He has been a Trustee since July 1996. In 2000 Mr. O'Connor became a partner of O'Connor & Jones, L.L.P., a Dallas law firm. From 1998 to 2000 Mr. O'Connor was a shareholder of Stollenwerck, Moore & Silverberg, P.C., a Dallas law firm. From 1993 to 1998, Mr. O'Connor practiced law as a sole practitioner specializing in the areas of real estate, business and contract law. Between 1985 and 1993, Mr. O'Connor was a partner with the Dallas law firm of Scoggins, O'Connor and Blanscet. Between 1989 and 1993, Mr. O'Connor was an attorney in the real estate department of J.C. Penney Company. Mr. O'Connor received a Bachelor of Business Administration degree from the University of Texas at Austin in 1976, and a J.D. degree from the University of Houston in 1978. Mr. O'Connor has been Board Certified in Commercial Real Estate law by the Texas Board of Legal Specialization since 1987.

     Paul R. Guernsey has been one of our Independent Trustees since July 1996. Since 1993 Mr. Guernsey has been a Partner and Chief Financial Officer of The Hartnett Group, Ltd. and related companies. These companies invest primarily in the financial markets, income and non-income producing real estate, real estate development, and residential mortgage loans. From 1991 through 1993 Mr. Guernsey was Chief Financial Officer of American Financial Network, Inc. a public company that operated a computerized loan origination network, seven residential mortgage brokerage companies, and a wholesale mortgage brokerage operation. From 1987 through 1991, he was Chief Financial Officer and then Vice President of Operations for Discovery Learning Centers, Inc., a chain of childcare centers. From 1986 to 1987, he worked with James Grant & Associates, a Dallas based merchant banking firm. From 1973 through 1985, he served in the audit, tax and management services departments of both a regional CPA firm, and as a partner of a local firm in Michigan. Mr. Guernsey graduated with a Bachelors Degree in Business (Accounting) from Ferris State University, Michigan in 1973 and is a member of the American Institute of CPA's.

     Douglas R. Evans has been one of our Independent Trustees since July 1996. Since February 1995, Mr. Evans has been a Principal of PetroCap, Inc., a firm that provides investment and merchant banking services to a variety of clients in the oil and gas industry. From 1987 until February 1995, Mr. Evans was President and Chief Executive Officer of Woodbine Petroleum, Inc., which was a publicly traded oil and gas company until it was taken private through a merger in September 1992. As part of his responsibilities at Woodbine, Mr. Evans managed and negotiated the sale of the parent company's REIT portfolio including mortgages and real property. Mr. Evans has been a licensed real estate broker in Texas since 1979 and a licensed real estate agent since 1976. Mr. Evans received an MBA from Southern Methodist University in 1972 and a Bachelors of Arts degree from the University of North Carolina in 1967.

     Michele A. Cadwell is one of our affiliated Trustees. She is a fee attorney affiliated with Commonwealth Land Title of Dallas, Texas. From 1998 to 1999, Ms. Cadwell was Manager - Onshore Land Operations with EEX Corp. Her primary responsibilities include drafting and negotiating exploration and marketing agreements, analysis of legislation and regulatory proposals, researching complex mineral titles, organization and management of non-core property divestitures, settlement of land owner disputes and advising and testifying on matters before the Oklahoma Corporation Commission. From 1980 until 1998 she was employed with Enserch Exploration, Inc. as Senior Land Representative. Ms. Cadwell is a 1974 graduate of the University of Oklahoma with a Bachelors of Arts Degree in English and a Juris Doctor Degree in 1978. She is admitted to both the Oklahoma and Texas bars.

Committees And Meetings

     We have no audit, nominating, compensation or other standing committees of our Board of Trustees. Our Board of Trustees held three regular meetings in 2001 and all trustees attended all meetings.

Compensation Of Trustees

     Trustees who are not Independent Trustees do not receive any compensation for acting as Trustees. Independent Trustees are entitled to receive the greater of $1,000 per meeting or $4,000 per year. For each year in which they serve, each Independent Trustee shall also receive 5-year options to purchase 2,500 Shares at an exercise price of $20 per Share (not to exceed 12,500 shares per Trustee). During 2001, the Independent Trustees each received $3,000 and waived their rights to additional fees and each Independent Trustee who served during all of 2001 also received 5-year stock options to purchase 2,500 Shares at an exercise price of $20 per Share.

Management

     Executive Officer

     Christine Griffin is our President and is our only executive officer. She is President of our Advisor, and in her capacity as President of our Advisor, Ms. Griffin manages our day-to-day, subject to the supervision of our Advisor and our Board of Trustees. Information about Ms. Griffin's background is set forth above under "Proposal 1 - Election of Trustees - Nominees to Board of Trustees."

     Our Advisor

     The Trustees have retained UMT Advisors, Inc., a Texas corporation (the "Advisor") to manage the our day-to-day operations and to use its best efforts to seek out and present us with, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with our investment policies and objectives. The services of our Advisor include managing our day-to-day operations, development of investment guidelines, overseeing servicing, negotiating purchases of loans and overseeing the acquisition or disposition of investments, and managing our assets.

     The directors and officers of our Advisor are set forth below. The officers of our Advisor may also provide services to business not affiliated with us or our Advisor.

NAME                          AGE       OFFICES HELD
----                          ---       ------------
Todd Etter                    52        Chairman
Christine "Cricket" Griffin	   49        President
Timothy J. Kopacka            42        Vice President/Secretary
Melvin E. Horton, Jr.         56        Vice President - Marketing

     Todd Etter has been Chairman of UMT Advisors, Inc. since its formation in November 2000. He was President of Mortgage Trust Advisors, Inc., our former Advisor since 1996. In 1992 Mr. Etter formed and since that date has served as President of South Central Mortgage, Inc., a Dallas, Texas-based mortgage banking firm. From 1980 through 1987 Mr. Etter served as a Principal of South Central Securities, a NASD member firm. In 1982 he formed South Central Financial Group, Inc., a Dallas, Texas based investment-banking firm and continues to serve as its President. During the period 1980-1992 he sourced over $37 million in capital for cable television, real estate and child care center investments. From 1974 through 1981, he was Vice President of Crawford, Etter and Associates, a residential development, marketing, finance and construction company. In total, Crawford, Etter and Associates developed over 1,000 residential lots, marketed over 800 single-family homes and constructed over 400 homes. Mr. Etter received a Bachelors of Arts degree from Michigan State University in 1972.

      Christine "Cricket" Griffin. Ms. Griffin has served as President of UMT Advisors, Inc. since its inception. For Ms. Griffin's biographical information, please see above under "Trustees and Officers."

     Timothy J. Kopacka has served as Vice-President of UMT Advisors, Inc. since its formation in November 2000. Since 1996, Mr. Kopacka has served as Vice President of Mortgage Trust Advisors, Inc., the Company's former Advisor. Since 1984, he has been President of Kopacka & Associates, Inc., dba Grosse Pointe Financial, a financial advisory firm. From 1987 to 1990, he served as Vice President of Marketing and Operations for Kemper Financial Services in their retirement plans division. From 1980 to 1983, he was employed with Deloitte, Haskins & Sells, an international accounting and consulting firm. From 1983 through 1986, Mr. Kopacka was Chief Financial Officer for Federal Tax Workshops, Inc., an educational and consulting firm for CPA's. Mr. Kopacka, a Certified Public Accountant, received a Bachelors of Arts degree in Accounting and Finance from Michigan State University. He is a member of the Michigan Association of CPA's, the Hawaii Association of Public Accountants and the American Institute of CPA's.

     Melvin E. Horton, Jr. has served as a Vice President of UMT Advisors, Inc. since its inception. Since January 2000, Mr. Horton has been President of AML Advisors, a firm engaged in providing consulting, sales, and marketing advice to institutional and individual investors. From January 1997 to January 2000 he was Senior Vice President and Managing Director of the Private Client Group of Southwest Securities, Inc. (NYSE). Mr. Horton managed The Horton Company, a Registered Investment Advisor from January 1996 to January 1997. Between August 1982 and December 1988 and between May 1992 and January 1996, he acted in sales and management positions for Salomon Smith Barney and its predecessor firms including Shearson Lehman Brothers and EF Hutton. He served as President of MBI Financial from January 1989 to May 1992. Mr. Horton received a Bachelor's degree in Business in Accounting and Finance in 1968 from Southern Methodist University and was awarded an MBA from the Cox School at SMU in 1971.

Executive Compensation

     The following Summary Compensation Table sets forth information concerning compensation earned in the years ended December 31, 2001 and 2000, by our Chief Executive Officer, who is our only executive officer.

                        SUMMARY COMPENSATION TABLE

                          Annual Compensation       Long Term Compensation
                          -------------------       ----------------------
                                                             Shares Underlying
Name And Principal Position     Year    Salary     Bonus(1)       Options
---------------------------     ----   -------    ------         -------
Christine Griffin, President    2001   $79,864      $0             2,500
                                2000   $79,860      $0             2,500

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, certain information concerning stock options granted during the 2001 fiscal year.

                          STOCK OPTIONS GRANTED IN 2001

                             Percentage of                          Potential realizable
                             total options                            value of options -
                  Number of     granted      Exercise                       Assumed
                 underlying    employees      price     Expiration     appreciation of:
Name              options       in 2001      per share      date        5%            10%
----             ----------  --------------  ---------   -----------  -------------------
Christine Griffin  2,500        100%	        $20.00	12/31/06    $69,070     $152,627

(1)The assumed stock price appreciation is provided to comply with the rules of the Securities and Exchange Commission and is not intended to indicate an anticipated or guaranteed price appreciation of the Company's stock.

     The following table sets forth, for the executive officers named in the Summary Compensation Table above, certain information regarding the exercise of stock options during the 2001 fiscal year and the value of options held at fiscal year end:

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES

                                            Number of shares          Value of
                                            underlying unexer-   unexercised in-the-
                                              cised options         money options
                    Shares                   fiscal year-end       fiscal year-end
                  acquired on    Value         exercisable           exercisable
Name                exercise    realized     /unexercisable        /unexercisable
----              -----------   --------     --------------        ---------------
Christine Griffin      0          $0             12,500/0            $0/ $0 (1)

(1) The value of unexercised options is based on the market value of the underlying shares at fiscal year end, minus the exercise price.

Certain Relations And Related Transactions

     In addition to the payment of cash and issuance of options to our Trustees described above, we have entered into agreements with our Advisor, and South Central Mortgage, Inc. ("SCMI"), whereby they may receive fees and compensation from us. SCMI is a Texas based mortgage bank of which the sole beneficial shareholder is Todd Etter, an officer and principal shareholder of our Advisor. Ms. Christine Griffin, a Trustee and our President, was previously the Chief Financial Officer of SCMI.

     Fees Payable To Our Advisor During 2001

We pay the Advisor a monthly Trust Management Fee equal to 1/12th of 1/2 of 1% of the first $50 million of Average Invested Assets, and 1/12th of 1% of Average Invested Assets in excess of $50 million. The Advisor is paid an Acquisition Fee of 3% of offering proceeds (net of commissions and selling expenses. The Advisor is allocated a Subordinated Incentive Fee of 25% of the amount by which our Net Income for a year exceeds a 10% per annum non-compounded cumulative return on our Adjusted Contributions, plus 5-year options to purchase 10,000 Shares at the offering price (not to exceed 50,000 Shares) for each year in which a Subordinated Incentive Fee is paid. For the year ended 2001, we paid Trust Management Fees of $249,000, Acquisition Fees of $765,000 and no Subordinated Incentive Fees.

     Potential Reimbursement Of Expenses By Advisor.

     The Declaration of Trust provides that the Total Operating Expenses may not exceed in any fiscal year the greater of (a) 2% of our Average Invested Assets (defined generally as the average book value of the Company's Mortgage Investments, without regard for non-cash reserves) or (b) 25% of our Net Income. Our Administrator will have the responsibility of preparing an annual budget and submitting such budget to the Trustees. In the event the Total Operating Expenses exceed the limitations described above, then within 60 days after our fiscal year-end, our Advisor shall reimburse us the amount by which the aggregate annual Total Operating Expenses paid or incurred by us exceed the limitation. In 2001 those expenses were (a) 0.93% and (b) 8.17%, respectively.


     Subordinated Incentive Fee And Options Payable To Advisor.

     Subject to certain conditions described below, our Advisor will receive a Subordinated Incentive Fee equal to 25% of the amount by which our Net Income for a year exceeds a 10% per annum non-compounded cumulative return on its Adjusted Contributions. For each year which it receives a Subordinated Incentive Fee, our Advisor shall also receive 5-year options to purchase 10,000 Shares at the initial offering price of the Shares (not to exceed 50,000 Shares). When our audited annual financial statements are received each year, our Advisor shall determine if the following conditions are satisfied:

     (i) (A) the total of the Adjusted Contributions as of the end of the most recent fiscal year and any undistributed cash as of that date equals (B) the Gross Offering Proceeds as of that date less cumulative Capital Distributions made through that date; and

     (ii) for the year then ended, our Net Income equals or exceeds a 10% per annum non-compounded cumulative return on its Adjusted
Contributions. The determination of our annual non-compounded cumulative return on its Adjusted Contributions shall be made by dividing our total Net Income for that year by the average of the month end Adjusted Contributions during that year.

     If our Trustees agree that both of those conditions are satisfied, we will, subject to the restrictions set forth in the following sentence, pay our Advisor the Subordinated Incentive Fee. In no event may the Subordinated Incentive Fee exceed the amount permitted under Section IV.D. of the Statement of Policy on Real Estate Investment Trusts adopted by the North American Securities Administrators Association and in effect on March 5, 1997 (the commencement date of the Company's initial public offering). No Subordinated Incentive Fee was paid in the year ending December 31, 2001.

     Rent Payable To Affiliate.

     Our Advisor has assumed the obligation of our lease agreement and currently leases space from Todd Etter, an affiliate, under the terms of a 36-month lease at $5,409 per month and subleases a major portion of space to South Central Mortgage, Inc. ("SCMI"), a related party, for $4,668 per month. The sublease rental rate is approximately five percent higher than the amount paid by us.

     Commissions, Fees And Shares Issued To Selling Group Managers.

     Registered broker-dealers ("Participating Dealers") that are members of the National Association of Securities Dealers, Inc. ("NASD") are distributing our Shares in our initial public offering. They are sold on a "best efforts" basis. A selling commission of 8% of the Gross Offering Proceeds is paid by us to Participating Dealers. At our discretion, we may provide volume discounts of up to 2% on a negotiated basis to Institutional Investors who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to the Participating Dealers but will not change the net offering proceeds to the Company. During the year ended December 31, 2001, we paid $2,618,000 in selling commissions to Participating Dealers.

     Purchase Of Mortgage Investments From SCMI.

     We obtain Mortgage Investments from several sources, including SCMI or other Affiliates of our Advisor. All Mortgage Investments purchased from SCMI or other Affiliates of our Advisor are purchased at prices no higher than would be paid to unaffiliated third parties for mortgages with comparable terms, rates, credit risks and seasoning. SCMI may realize a gain or a loss on the sale of a Mortgage Investment that it sells to us, with the amount of that gain or loss depending upon the price it paid for that Mortgage Investment and the price at which it sells it to us.

     SCMI has agreed that, in the event that the obligor on any Mortgage with less than twelve months seasoning sold by or through SCMI or any of its Affiliates to us defaults in the making of any payment or other obligation thereon during the period ending one year after the acquisition of such Mortgage by us, then SCMI shall purchase or repurchase the Mortgage from us or our assignee at a price on the date of such purchase computed as the total unpaid principal balance due thereon, plus accrued interest to the date of the purchase, plus insurance premiums, taxes and any other amounts expended by us in the maintenance, protection or defense of its interest therein or in the real property, including reasonable attorneys' fees. SCMI may satisfy its obligations under the foregoing purchase or repurchase requirement by either:

     (a) Assigning and transferring to us a replacement Mortgage or Mortgages, provided: (i) the real property securing the replacement Mortgage(s), the creditworthiness of the obligor on the replacement Mortgage(s) and other general underwriting criteria are reasonably acceptable to us; and (ii) the value of the replacement Mortgage(s) at the date of transfer to us shall be computed by us in accordance with its then applicable pricing schedule for acquisition of such Mortgages, giving due regard to principal balance, interest rate, term, amortization and other general factors used by us for acquisition of such Mortgages at such time; or

     (b) Funding by SCMI, on a month to month basis, to us of all lost interest, tax and insurance escrow payments, as well as any costs incurred by us related to curing the default or obtaining title to and possession of the property securing the defaulted obligation, including by not limited to foreclosure, deed in lieu of foreclosure, bankruptcy claims or motions, evictions, maintaining and/or securing the property and remarketing costs less any additional down payments or settlements received by us.

     During the year ended December 31, 2001, we purchased 15 Mortgage Investments from SCMI for a purchase price of $696,000. The balance of Mortgage Investments acquired during 2001 was purchased from unaffiliated third parties.

     Loan Servicing Fee Payable To SCMI.

     We utilize the services of SCMI and nonaffiliated third parties to service most of the mortgages we acquire. For its efforts in servicing those mortgages, SCMI is paid a fee equal to 0.5% of the principal balance of the mortgages being serviced by SCMI, a rate we believe is a competitive rate that is no higher than the rates charged by unaffiliated third parties. The servicing of the mortgages includes the collection of monthly payments from the borrower, the distribution of all principal and interest to us, the payment of all real estate taxes and insurance to be paid out of escrow, regular distribution of information regarding the application of all funds received and enforcement of collection for all delinquent accounts, including foreclosure of such account when and as necessary. The amount of loan servicing fees paid to SCMI will depend upon the principal balance of the mortgages serviced by SCMI. During the year ended December 31, 20010, we paid SCMI $185,000 in loan servicing fees.

     Real Estate Brokerage Commissions.

     If we foreclose on a property securing a mortgage loan and sell such property, we may pay real estate brokerage fees which are reasonable, customary and competitive, taking into consideration the size, type and location of the property (the "Competitive Commission"), which shall not in the aggregate exceed 6% of the gross sales price of the property; however, as to our Advisor, a Trustee, or an Affiliate thereof, such fees shall be paid only if such person provides a substantial amount of services in the sales effort, in which case such fees shall not exceed the lesser of (i) a percentage of the gross sales price of a property equal to 50% of the Competitive Commission, or (ii) 3 percent of the gross sales price of a property. During the year ended December 31, 2001, we paid $21,000 in real estate brokerage commissions to resell foreclosed properties.

       PROPOSAL 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Our Board of Trustees has selected the accounting firm of Jackson & Rhodes, P.C. to audit the our financial statements for, and otherwise act as our independent certified public accountants with respect to, the year ended December 31, 2002. Our Board of Trustees' selection of Jackson & Rhodes, P.C. for the current fiscal year is being presented to shareholders for ratification at the Annual Meeting. To our knowledge, neither Jackson & Rhodes, P.C. nor any of its partners has any direct financial interest or any material indirect financial interest in us, or has had any connection since our inception in the capacity of promoter, underwriter, Trustee, officer or employee. A representative of Jackson & Rhodes, P.C. will be present at the Annual Meeting and will have the opportunity to answer questions and make statements if they desire to do so.

     We pay audit and review fees to Jackson & Rhodes P.C. to serve as auditor of our Financial Statements. They also prepare our tax returns. Fees paid to them during 2001 were $22,700.

OTHER MATTERS

     As of the date of this Proxy Statement, our Board of Trustees knows of no other matters, which may properly be, or are likely to be, brought before the meeting. To date, we have received no shareholder proposals. However, if any proper matters are brought before the meeting, the persons named in the enclosed Proxy will vote them as our Board of Trustees may recommend.

     At the Annual Meeting of Shareholders, in addition to the matters described above, there will be an address by our President and a general discussion period during which shareholders will have an opportunity to ask questions about our business and operations.

     Proposals for 2003 Annual Meeting

     If a shareholder desires to submit a proposal for consideration at the next Annual Shareholders Meeting and would like to have the proposal submitted on our proxy statement and form of proxy, such proposal must be received by us no later than December 31, 2002 or 120 days before mailing of the Proxy Statement for the next Annual Shareholders meeting, whichever is later. We anticipate that we will hold our next Annual Shareholder Meeting in May 2003.

     Annual Report and Form 10-KSB

     All Shareholders of record on the Record Date were sent, under separate cover, a copy of our 2001 Annual Report to Shareholders, which contains our audited financial statements for the years ended December 31, 2001 and 2000.

     A copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2001 that was filed with the Securities and Exchange Commission (the "SEC") may be obtained without charge (except for exhibits to that Form 10-KSB, which will be furnished upon payment to us of reasonable expenses in furnishing those exhibits). To obtain a copy of that Form 10-KSB or any of those exhibits, please send a written request to Christine Griffin, our President, at our offices located at 5740 Prospect, Suite 1000, Dallas TX 75206 or from the SEC's website located at www.sec.gov.


                                    By Order of our Board of Trustees

                                    Christine Griffin, Chairman

Dallas, Texas
May 15, 2002



                             UNITED MORTGAGE TRUST
               Proxy Ballot for 2002 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF TRUSTEES AND WILL BE VOTED.

     The undersigned hereby appoints Christine Griffin and Linda K. Lunger, or any one or more of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Shareholders of United Mortgage Trust, a Maryland real estate investment trust (the "Company") to be held at offices of the Company located at 5740 Prospect Avenue, Suite 1000, Dallas Texas 75206 at 10:00 a.m. local time, on June 15, 2002, and at any adjournment or adjournments thereof, and to vote all shares of beneficial interest of the Company standing in the name of the undersigned, with the powers the undersigned would possess if personally present at such meeting:

1.  ELECTION OF THE COMPANY'S BOARD OF TRUSTEES:
Nominees: Christine "Cricket" Griffin, Paul R. Guernsey, Douglas R. Evans, Richard D. O'Connor, Jr. and Michele A. Cadwell

            /   /FOR        /   /AGAINST       /   /ABSTAIN

all nominees listed above, except vote withheld from the following nominees (if any):

_____________________     ______________________     ______________________


2. RATIFICATION OF THE SELECTION OF JACKSON & RHODES, P.C. AS THE COMPANY'S AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2002.

            /   /FOR        /   /AGAINST       /   /ABSTAIN


3. TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
MEETING.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE FOR APPROVAL OF ALL OF THE NOMINEES AND THE PROPOSAL SET FORTH ABOVE.

     The Proxy will be voted as directed but, where no direction is given, it will be voted FOR approval of all of the nominees and the proposal set forth above. Copies of the Notice of the Meeting dated May 7, 2001 and of the Proxy Statement dated May 7, 2001 have been received by the undersigned.

PLEASE DATE AND SIGN HERE                 [INSERT SHAREHOLDER IDENTIFYING
                                               LABEL HERE]




Dated:                    , 2002     Sign Name:_________________________

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.

/   /Please check here if you plan to attend the meeting.